Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,277,110
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,189,840)
Dividend Income	201,753
Interest Income	93,238
ETF Transaction Fees	1,050
Total Income (Loss)	$(2,616,689)

Expenses
General Partner Management Fees	$58,627
Professional Fees	18,863
Brokerage Commissions	7,156
Directors' Fees and insurance	6,954
Total Expenses	$91,600
Net Income (Loss)	$(2,708,289)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/25	$94,744,984
Additions (150,000 Shares)	4,399,208
Net Income (Loss)	(2,708,289)

Net Asset Value End of Month	$96,435,903
Net Asset Value Per Share (3,350,000 Shares)	$28.79

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596